UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014

 MAJESCO ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51128 (Commission File Number)	06-1529524 (IRS Employer Identification No.)

160 Raritan Center Parkway
Edison, New Jersey 08837
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05    Costs Associated with Exit or Disposal Activities.

On October 31, 2014, we implemented a reduction of our workforce to reduce our fixed costs. The reduction includes development and game-testing, selling and marketing, and support personnel. We are currently not developing any significant new games for release in fiscal 2015. We expect to incur charges of approximately $0.3 million to $0.4 million through December 31, 2014 relating to this reduction in force, consisting primarily of one-time severance payments and other termination benefits.

As discussed in our quarterly report on Form 10-Q for the quarterly period ended July 31, 2014, we have suffered losses that raise substantial doubt about our ability to continue as a going concern. Accordingly, we are evaluating various alternatives, including reducing operating expenses and personnel costs, securing additional financing for future business activities, and other strategic alternatives including a sale or merger of our company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
Dated: November 6, 2014	/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer